                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               IOMEGA CORPORATION
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                          [IOMEGA LETTERHEAD]

                                                                  March 13, 1998

To Our Stockholders:

     It is our pleasure to invite you to the 1998 Annual Meeting of Stockholders of Iomega Corporation. The meeting will be held on Tuesday, April 21, 1998 at 11:00 a.m. at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     In 1997, we achieved some significant accomplishments:

     - Annual revenue increased 43 percent to $1.7 billion,

     - Net income for the year doubled to $115 million,

     - Zip drive shipments nearly doubled in 1997 over 1996, and

     - Jaz drive shipments surpassed the one million milestone.

     I am pleased to present Iomega's 1997 Annual Report, which is being mailed together with the enclosed Proxy Statement. It will give you an update with respect to Iomega's progress in 1997 and report to you on our continuing efforts to "Give our customers what they want, when they want it, at a price they are willing to pay."

     Our Proxy Statement and Annual Report mailing is only one of the ways that we try to reach our stockholders. Please remember that there are other avenues for communication open to you throughout the year; they are: our toll-free fax-back service (1-888-88-IOMEGA), the IR section of Iomega's monthly Internet magazine, Iomegazine, on our website (www.iomega.com), and our Investor Information Line (1-801-778-3585).

     To ensure proper representation of your shares at the meeting, please carefully mark the enclosed proxy card, sign and date it, and return it at your earliest convenience.

     We look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ Kim B. Edwards
                                          ---------------------------------
                                          KIM B. EDWARDS
                                          President and
                                          Chief Executive Officer

                               IOMEGA CORPORATION
                              1821 WEST IOMEGA WAY
                                ROY, UTAH 84067

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 21, 1998

     The 1998 Annual Meeting of Stockholders of Iomega Corporation will be held at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah on Tuesday, April 21, 1998 at 11:00 a.m., local time. At the meeting, stockholders will act on the following matters:

     1. Election of three Class I Directors, each for a term of three years;

     2. Approval of certain amendments to the Company's 1995 Director Stock Option Plan;

     3. Approval of the Company's 1998 Employee Stock Purchase Plan and 1998 International Employee Stock Purchase Plan;

     4. Ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the current year; and

     5. Any other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 23, 1998 are entitled to notice of and to vote at the meeting or any adjournments. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          LAURIE BARTLETT KEATING
                                          Secretary

Roy, Utah
March 13, 1998

                               TABLE OF CONTENTS

Proxy Statement.............................................    1
     Voting Procedures......................................    1
     Item One -- Election of Directors......................    3
       Stock Ownership Information..........................    7
       Corporate Governance.................................    9
       Director Compensation................................   11
       Executive Compensation...............................   12
       Stock Performance Graph..............................   14
     Management Development and Compensation Committee
      Report on Executive Compensation......................   15
     Item Two -- Amendment of 1995 Director Stock Option
      Plan..................................................   18
     Item Three -- Approval of Employee Stock Purchase
      Plans.................................................   20
     Item Four -- Ratification of Auditors..................   22
     Additional Information.................................   22
Appendix A: Federal Income Tax Consequences of 1995 Director
  Stock Option Plan and 1998 Employee Stock Purchase Plan...  A-1

--------------------------------------------------------------------------------

             PROXY STATEMENT -- 1998 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

     This Proxy Statement contains information about the 1998 Annual Meeting of Stockholders of Iomega Corporation, including any adjournments of the meeting. The meeting is scheduled to be held on Tuesday, April 21, 1998, beginning at 11:00 a.m., local time, at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah.

     This Proxy Statement is furnished in connection with the solicitation of proxies by Iomega's Board of Directors.

     The Company's Annual Report for 1997 was first mailed to stockholders, along with these proxy materials, on or about March 13, 1998.

-------------------------------------------------------
VOTING PROCEDURES
-------------------------------------------------------

WHO CAN VOTE?

     In order to vote, you must have been a stockholder of record at the close of business on February 23, 1998 (the "record date"). Stockholders whose shares are owned of record by brokers and other nominees should follow the voting instructions provided by their broker or other nominee.

     As of the record date, there were 262,605,307 shares of Common Stock issued, outstanding and entitled to vote. Each such share of Common Stock is entitled to one vote on each matter to be voted upon.

HOW DO I VOTE?

     Stockholders can vote by submitting proxies or by voting in person at the meeting.

     VOTING BY PROXY. Proxies will be voted in accordance with each stockholder's instructions. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

     Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the meeting.

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible. We have included a postage-prepaid envelope for your convenience.
--------------------------------------------------------------------------------

     VOTING IN PERSON. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

WHAT CONSTITUTES A QUORUM?

     In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date (excluding treasury shares).

     Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists.

     If a quorum is not present, it is expected that the meeting will be adjourned until a quorum is obtained.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The three nominees receiving the highest number of votes, whether or not a majority of the total number of votes, will be elected.

     OTHER MATTERS. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the three other matters to be voted on at the meeting.

HOW ARE VOTES COUNTED?

     Shares which (i) abstain from voting as to a particular matter or (ii) are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote as to a particular matter ("broker non-votes") will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on the matters to be voted on at the meeting.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?

     The Board of Directors does not know of any other matters which may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment.

--------------------------------------------------------------------------------
                        PLANNING TO ATTEND THE MEETING?

If you plan to attend the meeting and hold your shares in "street name," please bring a statement from your broker showing your holdings. Attendance at the meeting will be on a first-come, first-served basis. If you have any questions about the meeting, please call Iomega's Investor Information Line (1-801-778-3585). Photographs will be taken at the meeting for use by the Company, and the Company may use these photographs in publications. If you attend the meeting, permission to use your picture will be assumed. The Marriott Hotel is handicap accessible. If you require special assistance, please call the Investor Information Line at (1-801-778-3585).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ITEM ONE -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
THE FIRST AGENDA ITEM TO BE VOTED ON IS THE ELECTION OF THREE
CLASS I DIRECTORS. THE BOARD HAS NOMINATED THREE PEOPLE, EACH
OF WHOM IS CURRENTLY SERVING AS A DIRECTOR OF THE COMPANY, AND
RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH NOMINEES.
--------------------------------------------------------------------------------
     Under the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for three-year terms. The Board of Directors currently consists of ten directors, four of whom are Class I Directors (with terms expiring at the 1998 Annual Meeting), three of whom are Class II Directors (with terms expiring at the 1999 Annual Meeting) and three of whom are Class III Directors (with terms expiring at the 2000 Annual Meeting).

     Two of the current directors, Messrs. Andersen and Kucha, have informed the Board that they intend to retire following the meeting. At that time, the Board of Directors will consist of eight members. In anticipation of the reduction in the number of Directors after the meeting, the Board will, prior to the meeting, reallocate a number of its members into different classes from those to which they are currently designated. As a result of these changes, stockholders will have the opportunity at the 1998 Annual Meeting to vote on the reelection of Messrs. Duke and Sierk, each of whom was initially elected as a director by action of the Board after the 1997 Annual Meeting. The information presented below gives effect to these changes.

     The persons named in the enclosed proxy card will vote to elect as directors the three nominees listed below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. All of the nominees have indicated their current willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

--------------------------------------------------------------------------------
NOMINEES FOR CLASS I DIRECTOR -- TERMS TO EXPIRE IN 2001
--------------------------------------------------------------------------------

NAME                 BUSINESS EXPERIENCE / DIRECTORSHIPS
--------------      ------------------------------------------------------------

[PICTURE]           From April 1988 to June 1996,       AGE 62
David A. Duke       Dr. Duke was Vice Chairman of       DIRECTOR SINCE 1997
                    Corning Incorporated, a
                    manufacturer in the fields of       CURRENTLY SERVING AS A
                    communications, specialty           CLASS III DIRECTOR
                    materials and consumer
                    products. Previously, Dr. Duke      COMMITTEE
                    served in various executive and     MEMBERSHIPS:
                    technical management positions     - OPERATIONS AND
                    at Corning over a 30-year           TECHNOLOGY
                    period, including Senior Vice      - MANAGEMENT DEVELOPMENT
                    President of Corning's Research     AND COMPENSATION
                    and Development Division and
                    Senior Vice President and
                    General Manager of Corning's
                    Telecommunications Products.
                    Dr. Duke is a director of
                    Armco, Inc. and Quest
                    Diagnostics, Inc.

NAME                 BUSINESS EXPERIENCE / DIRECTORSHIPS

---------          -------------------------------------------------------------

[PICTURE]          Mr. Dunn, Chairman of Iomega's      AGE 67
David J. Dunn      Board of Directors, has been        DIRECTOR SINCE 1980
                   Managing General Partner of
                   Idanta Partners Ltd., a venture     CURRENTLY SERVING AS A
                   capital firm, since 1971. He is     CLASS I DIRECTOR
                   a director of GateField
                   Corporation.                        COMMITTEE
                                                       MEMBERSHIP:

                                                       - NOMINATING AND
                                                         GOVERNANCE


--------------------------------------------------------------------------------

[PICTURE]           From January 1991 to September     AGE 59
James E. Sierk      1997, Mr. Sierk was Vice           DIRECTOR SINCE 1997
                    President of Quality, Allied
                    Signal Inc., a manufacturer in     CURRENTLY SERVING AS A
                    the aerospace, automotive and      CLASS I DIRECTOR
                    engineered materials fields.
                    Prior to joining Allied Signal     COMMITTEE MEMBERSHIPS:
                    Inc., Mr. Sierk spent 27 years     - OPERATIONS AND
                    with Xerox Corporation in            TECHNOLOGY
                    operations management. Mr.         - MANAGEMENT DEVELOPMENT
                    Sierk is a director of Ames          AND COMPENSATION
                    Rubber Corporation.


--------------------------------------------------------------------------------
CLASS II DIRECTORS -- TERMS EXPIRE IN 1999
--------------------------------------------------------------------------------

NAME                 BUSINESS EXPERIENCE / DIRECTORSHIPS
----------------    ------------------------------------------------------------

[PICTURE]           Mr. Nolan has been a partner at    AGE 70
John E. Nolan       the law firm of Steptoe &          DIRECTOR SINCE 1993
                    Johnson LLP since 1963. He is a
                    director of Hooper Holmes, Inc.    CURRENTLY SERVING AS A
                                                       CLASS I DIRECTOR

                                                       COMMITTEE MEMBERSHIPS:
                                                        - AUDIT
                                                        - ETHICS AND COMPLIANCE
                                                        - NOMINATING AND
                                                          GOVERNANCE

NAME                 BUSINESS EXPERIENCE / DIRECTORSHIPS
--------------      ------------------------------------------------------------

[PICTURE]           Mr. Sheehan, an entrepreneur       AGE 68
The Honorable       since 1976, is a director and      DIRECTOR SINCE 1990
John E. Sheehan     the principal stockholder of
                    several of the privately owned     CURRENTLY SERVING AS A
                    enterprises which he founded.      CLASS I DIRECTOR
                    He is Chairman and Chief
                    Executive Officer of Rhome         COMMITTEE
                    Management Co., which provides     MEMBERSHIPS:
                    oversight to his various           - ETHICS AND COMPLIANCE
                    corporate interests. He is also    - AUDIT
                    a member of the Executive
                    Committee of the Associates of
                    the Harvard Business School and
                    Chairman Emeritus of the Board
                    of Trustees of the U.S. Naval
                    Academy Alumni Association. Mr.
                    Sheehan is a former member of
                    the Board of Governors of the
                    Federal Reserve System.




--------------------------------------------------------------------------------
CLASS III DIRECTORS -- TERMS EXPIRE IN 2000
--------------------------------------------------------------------------------

NAME                 BUSINESS EXPERIENCE / DIRECTORSHIPS
--------------      -----------------------------------------------------------

[PICTURE]           Mr. Berkowitz has been a           AGE 62
Robert P. Berkowitz private consultant since March     DIRECTOR SINCE 1983
                    1992. From August 1991 until
                    March 1992, he was President       CURRENTLY SERVING AS A
                    and Chief Executive Officer of     CLASS II DIRECTOR
                    CimTelligence Systems, a
                    developer of process planning      COMMITTEE
                    software for the manufacturing     MEMBERSHIP:
                    industry.                          - AUDIT



--------------------------------------------------------------------------------

[PICTURE]           Mr. Edwards has been Iomega's      AGE 50
Kim B. Edwards      President and Chief Executive      DIRECTOR SINCE 1994
                    Officer since January 1994. He
                    served as President and Chief      CURRENTLY SERVING AS A
                    Executive Officer of Gates         CLASS III DIRECTOR
                    Energy Products, Inc., a
                    manufacturer of rechargeable
                    batteries and the successor of
                    General Electric Battery
                    Division, from March 1993 to
                    December 1993. From January
                    1987 until March 1993, Mr.
                    Edwards served in various other
                    executive positions for Gates
                    Energy Products Inc., including
                    Vice President and General
                    Manager of its Consumer
                    Business Unit and Vice
                    President of Marketing and
                    Sales.

NAME                 BUSINESS EXPERIENCE / DIRECTORSHIPS
-------------       ------------------------------------------------------------

[PICTURE]           Mr. Myers has been a private       AGE 61
John R. Myers       consultant since July 1996,        DIRECTOR SINCE 1994
                    when Garrett Aviation Services,
                    where Mr. Myers was Chairman,      CURRENTLY SERVING AS A
                    was sold to UNC Corporation.       CLASS II DIRECTOR
                    Both companies were in the
                    repair and modification of         COMMITTEE
                    corporate aircraft and aviation    MEMBERSHIPS:
                    parts. From October 1993 to        - OPERATIONS AND
                    July 1994, Mr. Myers was a           TECHNOLOGY
                    private consultant. He was         - MANAGEMENT
                    President, and then CEO, of          DEVELOPMENT AND
                    Thiokol Corporation, a               COMPENSATION
                    manufacturer of rocket motors
                    and specialty fastener devices,
                    from June 1992 until October
                    1993. From 1980 until 1992, he
                    was President of Textron
                    Lycoming, a producer of pistons
                    and turbine engines. He is a
                    director of Curtiss-Wright
                    Corporation.
--------------------------------------------------------------------------------

     Following is biographical information about Messrs. Andersen and Kucha, who intend to resign after the meeting. The Company is grateful to Messrs. Andersen and Kucha for their many years of service as directors of the Company.

     WILLEM H. J. ANDERSEN, age 57, has been a director of the Company since 1994 and is currently serving as a Class II Director. Mr. Andersen has been a private consultant since February 1995. From June 1992 until February 1995, he was Chief Executive Officer and a director of Comlinear Corporation, a semiconductor manufacturer. Mr. Andersen is a director of Analytical Surveys, Inc. Mr. Andersen is a member of the Company's Management Development and Compensation Committee.

     MICHAEL J. KUCHA, age 56, has been a director of the Company since 1980 and is currently serving as a Class III Director. He has been a private investor since June 1996. Mr. Kucha was also President and Chief Executive Officer of ERISS Corporation, an information services company, from January 1996 to May 1996. From October 1990 to June 1996, he was President of Melvin C. Dill Co., Inc., a manufacturer of industrial labels. Mr. Kucha is a member of the Company's Audit Committee, Ethics and Compliance Committee and Nominating and Governance Committee.

--------------------------------------------------------------------------------
STOCK OWNERSHIP INFORMATION
--------------------------------------------------------------------------------
OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of January 31, 1998 by each director, certain executive officers and the holders of more than five percent of the Company's outstanding Common Stock. All information in this Proxy Statement has been adjusted to reflect the two-for-one stock split, effected by means of a 100% stock dividend paid on December 22, 1997 to stockholders of record on December 1, 1997.

                                                                    SHARES
                                                                  ACQUIRABLE           TOTAL      PERCENT
                                                SHARES            WITHIN 60          BENEFICIAL   OWNER-
BENEFICIAL OWNER                              OWNED (1)            DAYS (2)          OWNERSHIP     SHIP
----------------                              ---------      +    ----------    =    ----------   -------
Idanta Partners Ltd. (3)....................  21,179,712                  0          21,179,712     8.1%
FMR Corp. (4)...............................  15,878,200                  0          15,878,200     6.1%
Willem H.J. Andersen........................       9,160             10,126              19,286       *
Robert P. Berkowitz.........................       2,000                  0               2,000       *
David A. Duke...............................           0                  0                   0      --
David J. Dunn...............................  23,981,726(5)               0          23,984,126     9.2%
Kim B. Edwards..............................   1,320,419(6)       2,988,500           4,308,918     1.6%
Michael J. Kucha............................     151,032(7)               0             151,032       *
John R. Myers...............................      14,320            137,000             151,320       *
John E. Nolan...............................     120,000(8)         300,000             420,000       *
The Honorable John E. Sheehan...............      80,000                  0              80,000       *
James E. Sierk..............................           0                  0                   0      --
Laurie Bartlett Keating.....................      21,600             25,000              46,600       *
Edward D. Briscoe...........................           0            415,024             415,024       *
Leonard C. Purkis...........................     115,560(9)         277,000             392,560       *
M. Wayne Stewart............................           0            311,024             311,024       *
All current directors and executive officers
  as a group (21 persons)...................  26,948,202(10)      4,548,650          31,496,852    11.8%

---------------

  *  Less than 1%

 (1) For each person, the number in the "Shares Owned" column may include shares attributable to the person because of that person's voting or investment power or other relationship.

 (2) Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to have "beneficial ownership" of any Common Stock over which that person has or shares voting or investment power, plus any Common Stock that person may acquire within 60 days, including through the exercise of a stock option or the conversion of a convertible security. For each person other than Mr. Andersen, the number in the "Shares Acquirable Within 60 Days" column constitutes shares covered by options exercisable within 60 days after January 31, 1998. Mr. Andersen's shares are issuable upon the conversion of 6 3/4% Convertible Subordinated Notes due 2001.

 (3) The address of Idanta Partners Ltd. ("Idanta") is 4660 La Jolla Village Drive, Suite 850, San Diego, CA 92122.

 (4) Based on a report filed in February 1998 by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The report discloses their beneficial ownership of shares of the Company's Common Stock as of December 31, 1997. Of such shares, FMR reported that it has sole investment power with respect to 15,878,200 shares and sole voting power with respect to 203,400 shares. Mr. Johnson and Ms. Johnson are directors and stockholders of FMR. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

 (5) Consists of 2,802,014 shares held by a family trust of which Mr. Dunn is trustee (the "Trust"), and 21,179,712 shares held by Idanta, with respect to which the Trust is a managing general partner. Mr. Dunn shares voting and investment power with respect to such shares. Excludes 2,400 shares held by Mr. Dunn's spouse. Mr. Dunn disclaims beneficial ownership of all of the foregoing shares.

 (6) Includes 12,000 shares held by Mr. Edwards' spouse, as to which shares Mr. Edwards disclaims beneficial ownership.

 (7) Consists of 30,000 shares held by Mr. Kucha as custodian for his children, as to which Mr. Kucha disclaims beneficial ownership, and 121,032 shares held as co-trustee with his spouse.

 (8) Includes 20,000 shares held by the Nolan Family Foundation, as to which Mr. Nolan disclaims beneficial ownership.

 (9) Consists of 110,400 shares held by trusts of which Mr. Purkis and his spouse are trustees and 5,160 shares held by Mr. Purkis' children.

(10) Includes 21,179,712 shares of Common Stock held by Idanta.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of reports submitted to the Company with respect to the 1997 fiscal year, except as follows, all reports regarding beneficial ownership of securities of the Company required to be filed under Section 16(a) of the Exchange Act were timely filed.

     A report on Form 3 (Initial Statement of Beneficial Ownership) was filed late by James Kelly. A stock purchase in September 1997 by Kevin O'Connor, required to be reported on Form 4 (Statement of Changes in Beneficial Ownership), was reported late.

--------------------------------------------------------------------------------
CORPORATE GOVERNANCE
--------------------------------------------------------------------------------
CORPORATE GOVERNANCE POLICY

     In January 1998, the Board of Directors adopted the following corporate governance policy. It is the intention of the Board to review the policy at least once a year.


--------------------------------------------------------------------------------

     The purpose of Iomega's corporate governance policy is to ensure that Iomega is managed for the long-term benefit of its shareholders. This policy recognizes that shareholder interests are rarely, if ever, well served by failing to consider the interests of employees and the other communities in which the Company operates. It is the directors' obligation to ensure that this policy becomes part of the fabric of decision-making and operations throughout Iomega.

     We agree with the 1990 Business Roundtable statement of the function of boards of directors, as follows:

     "The board of directors has five primary functions:

     1. Select, regularly evaluate, and, if necessary, replace the Chief Executive Officer. Determine management compensation. Review succession planning.

     2. Review and, where appropriate, approve the financial objectives, major strategies, and plans of the corporation.

     3. Provide advice and counsel to top management.

     4. Select and recommend to shareholders for election an appropriate slate of candidates for the board of directors. Evaluate board processes and performance.

     5. Review the adequacy of systems to comply with all applicable laws/regulations and sound business practices."

     In performing these functions, the Board of Directors of Iomega carries out a number of activities during the year, including:

     - Evaluating the performance of the Chief Executive Officer at least annually at a meeting of non-management directors.

     - Evaluating its own performance and the performance of individual directors on a periodic basis.

     - Succession planning and management development are reported on annually by the Chief Executive Officer to the Board. A detailed performance evaluation for each of his subordinates is provided at that time.

     - Annually, the Board reviews and approves a multi-year strategic plan and a one-year operating plan for the Company.

     - The Board, through its Management Development and Compensation Committee, conducts an annual review of management compensation and incentives. In dealing with incentives, the Board will not approve re-pricing options (i.e., lowering of option prices) without an affirmative vote of the holders of a majority of the shares voting on the issue.

--------------------------------------------------------------------------------

BOARD COMMITTEES

     The Board of Directors has five standing committees: Audit; Ethics and Compliance; Management Development and Compensation; Nominating and Governance; and Operations and Technology. All members of all committees are non-employee directors. Mr. Dunn is an ex-officio (non-voting) member of all standing committees (other than the Nominating and Governance Committee, of which he is a voting member).

     AUDIT COMMITTEE. The Audit Committee met nine times during 1997. The primary functions of the Committee are to:
     - recommend the selection of the Company's independent auditors;
     - review the scope and results of the audit with the independent auditors;
     - review with management and the independent accountants the Company's interim and year-end operating results;
     - consider the accuracy of the Company's internal accounting and audit procedures;
     - consider the independence of the Company's outside auditors; and
     - oversee the Company's internal audit work.
     The current members of the Audit Committee are Messrs. Berkowitz, Kucha, Nolan and Sheehan.

     ETHICS AND COMPLIANCE COMMITTEE. The Ethics and Compliance Committee met eight times during 1997. The primary functions of the Committee are to review the policies and programs that are designed to assure the Company's compliance with legal and ethical standards that affect its role as a responsible corporate citizen, including those related to:
     - human resource issues, such as equal employment opportunities;
     - health, safety and environmental matters;
       and
     - other proper business practices.
     The current members of the Ethics and Compliance Committee are Messrs. Nolan, Kucha and Sheehan.

     MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE. The Management Development and Compensation Committee met twelve times during 1997 and acted by written action on four occasions. The primary functions of the Committee are to:
     - recommend the President's compensation to the entire Board;
     - recommend the compensation packages of the other executive officers to the President and the Chairman;
     - approve compensation arrangements for other senior level employees;
     - consider matters related to management development and succession;
     - recommend individuals for election as officers;
     - administer the Company's employee stock option, stock purchase, cash bonus and other employee benefit plans; and
     - authorize stock option grants under the Company's 1997 Stock Incentive Plan.
     The current members of the Management Development and Compensation Committee are Messrs. Andersen, Duke, Myers and Sierk.

     NOMINATING AND GOVERNANCE COMMITTEE. The Nominating and Governance Committee met three times during 1997. The primary functions of the Committee are to:
     - review policies and make recommendations to the Board concerning:
       - the size and composition of the Board;
       - the criteria and qualifications for election   to the Board;
       - retirement from the Board; and
       - the structure, composition and members of   Board committees;
     - periodically review the overall effectiveness of the Board and make recommendations for improvement;
     - recommend nominees for director; and
     - review and recommend director compensation and benefits.
     The current members of the Nominating and Governance Committee are Messrs. Dunn, Kucha and Nolan.

     OPERATIONS AND TECHNOLOGY COMMITTEE. The Operations and Technology Committee acted on 12 occasions during 1997. The primary functions of the Committee are to:
     - review and report to the Board on operational and technology issues, including quality control, customer service, manufacturing, engineering, product development and cost controls; and
     - review and decide on management recommendations on sites for new facilities and relocation of existing facilities.

     The current members of the Operations and Technology Committee are Messrs. Duke, Myers and Sierk.

BOARD MEETINGS AND ATTENDANCE

     During 1997, the Board of Directors met ten times and acted by written consent on one occasion. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

--------------------------------------------------------------------------------
DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     The Company's non-employee directors receive the fees described below for their services on the Board of Directors and its committees. In addition, all non-employee directors are reimbursed for certain Company-related out-of-pocket expenses.


    ============================================================================
               ANNUAL
            RETAINER:

                  - Chairman of the Board.............................  $150,000
                      (the Chairman does not receive any other committee or meeting fees)
                  - Other Non-Employee Directors......................  $ 20,000
    ============================================================================
            COMMITTEE
                FEES:

                  - Chairman of the Audit Committee...................  $ 22,500
                  - Chairman of the Management Development and
                     Compensation Committee...........................  $ 12,500
                  - Chairman of the Operations and Technology
                    Committee.........................................  $  8,000
                  - Chairman of the Ethics and Compliance
                    Committee.........................................  $  8,000
                  - Other Members of a Standing Committee.............  $  5,000
    ============================================================================
              MEETING
                FEES:

                  - Per Board Meeting.................................  $  2,000
                  - Per Committee Meeting.............................  $  2,000
                     (not paid in certain circumstances if Committee Meeting is held on a Board Meeting date)
                  - Per Board or Committee Meeting by
                    Teleconference....................................  $    750
    ============================================================================


     In 1995, the Board of Directors adopted and the Company's stockholders approved the Company's 1995 Director Stock Option Plan, which was amended and restated in 1997 (the "Director Plan"). All options granted under the Director Plan are granted with an exercise price equal to closing price of the Common Stock on the date of grant. Under the Director Plan, Messrs. Berkowitz, Dunn, Kucha and Sheehan each received an option to purchase 10,000 shares exercisable at $8.36 per share on the date of the 1997 Annual Meeting. Upon their initial election to the Board of Directors, Dr. Duke and Mr. Sierk each received an option to purchase 40,000 shares exercisable at $13.47 and $12.38 per share, respectively. If the proposed amendment of the Director Plan is approved at the meeting, Dr. Duke and Mr. Sierk will each be granted a supplemental initial option to purchase 10,000 shares exercisable at the closing price of the Common Stock on the date of the meeting. The Director Plan provides for the issuance of a maximum of 2,400,000 shares of Common Stock, of which 2,280,000 remained available for grant as of December 31, 1997. For information relating to proposed amendments to the Director Plan, see "Item Two -- Amendment of 1995 Director Stock Option Plan."

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION

     The following table contains information concerning the five most highly compensated executive officers of the Company (the "Named Executive Officers"), as required under applicable rules of the SEC.

                                                                          LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION           -----------------------
                                      --------------------------------            AWARDS
                                                               OTHER      -----------------------
                                                              ANNUAL      RESTRICTED     SHARES     ALL OTHER
          NAME AND                                           COMPENSA-      STOCK      UNDERLYING   COMPENSA-
     PRINCIPAL POSITION        YEAR    SALARY     BONUS       TION(1)     AWARDS(2)    OPTIONS(3)    TION(4)
     ------------------        ----    ------     -----      ---------    ----------   ----------   ---------
Kim B. Edwards                 1997   $450,000   $641,800          --     $        0          0      $4,500
  President, Chief             1996   $402,288   $636,640          --     $        0    900,000      $4,500
  Executive Officer            1995   $240,000   $160,000          --     $1,000,500          0      $4,500
Laurie Bartlett Keating(5)     1997   $205,452   $189,032(6) $163,966     $        0    150,000      $4,500
  Senior Vice President,
  General Counsel
Edward D. Briscoe              1997   $198,269   $128,371          --     $        0          0      $4,500
  President and General        1996   $164,440   $ 90,334          --     $        0    280,000      $4,500
  Manager, Personal Storage    1995   $134,000   $172,500    $140,036     $        0    600,000      $4,500
  Division
Leonard C. Purkis(7)           1997   $192,115   $125,909          --     $        0          0      $4,500
  Senior Vice President,       1996   $178,852   $102,863          --     $        0    220,000      $4,500
  Finance, Chief Financial     1995   $139,615   $ 93,289    $ 75,913     $        0    600,000      $  650
  Officer
M. Wayne Stewart (8)           1997   $209,423   $100,123          --     $        0          0      $    0
  Senior Vice President        1996   $196,923   $113,681    $ 69,446     $        0    700,000      $    0

---------------

(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total of annual salary and bonus for the Named Executive Officer for such year. All amounts disclosed constitute payment or reimbursement of relocation expenses.

(2) In January 1996, the Management Development and Compensation Committee voted to grant Mr. Edwards the maximum number of shares of stock (240,000) issuable under his 1995 bonus arrangement, which had previously been adopted by the Committee. The amount shown is the fair market value of such shares as of the January 1996 date of grant. One-third of such shares were issued to Mr. Edwards on each January 1 of 1997 and 1998, and the remaining one-third of such shares are issuable to Mr. Edwards on January 1, 1999, subject to his continued employment with the Company. As of December 31, 1997, the value of the shares remaining subject to the award (80,000) was $992,333, based on the last reported sale price of the Common Stock on that date ($12.44 per share) minus the par value purchase price of such shares. The remaining shares issuable to Mr. Edwards under his bonus arrangement will not be issued until the date they vest, and no cash dividends are payable with respect to such shares prior to their issuance.

(3) Reflects the number of shares covered by options to purchase Common Stock granted during the year indicated. The Company has never granted any stock appreciation rights ("SARs").

(4) Represents the Company's matching contribution under the Iomega Retirement and Investment Savings Plan (the "IRIS Plan").

(5) Ms. Keating commenced serving as an executive officer of the Company in January 1997.

(6) Includes a bonus received by Ms. Keating in connection with her initial employment by the Company in January 1997.

(7) Mr. Purkis commenced serving as an executive officer of the Company in March 1995.

(8) Mr. Stewart served as an executive officer of the Company from January 1996 to January 1998.

OPTION GRANTS

     The following table sets forth certain information regarding options granted to the Named Executive Officers during 1997 and the potential realizable value of such options as determined in accordance with SEC rules.

                                                 INDIVIDUAL GRANTS
                                ---------------------------------------------------
                                NUMBER OF                                             POTENTIAL REALIZABLE VALUE
                                  SHARES                                                AT ASSUMED ANNUAL RATES
                                UNDERLYING   PERCENT OF TOTAL   EXERCISE               OF STOCK APPRECIATION FOR
                                 OPTIONS     OPTIONS GRANTED    PRICE PER   EXPIRA-         OPTION TERM (3)
                                 GRANTED     TO EMPLOYEES IN      SHARE      TION     --------------------------
                                   (1)         FISCAL YEAR         (2)       DATE         5%             10%
                                ----------   ----------------   ---------   -------   -----------   -------------
Kim B. Edwards................     --           --                --          --         --             --
Laurie Bartlett Keating.......   150,000        6.4%            $8.38       1/6/07    $790,521      $2,003,334
Edward D. Briscoe.............     --           --                --          --         --             --
Leonard C. Purkis.............     --           --                --          --         --             --
M. Wayne Stewart..............     --           --                --          --         --             --

---------------

(1) Option vests at the rate of 25,000 shares per year beginning with the first anniversary of the date of grant, subject to acceleration upon certain events constituting a change of control of the Company.

(2) Exercise price is equal to the fair market value of the Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are disclosed as required under SEC rules, and are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the option's date of grant to its date of expiration. Actual gain upon exercise, if any, will depend on the future performance of the Common Stock, the optionholder's continued employment with the Company and the date on which the option is exercised.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information regarding options exercised by the Named Executive Officers during 1997 and options held by the Named Executive Officers as of December 31, 1997:

                                                             NUMBER OF SHARES
                                                          UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                SHARES                       OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS AT
                               ACQUIRED                          YEAR-END              FISCAL YEAR-END (2)
                                  ON         VALUE       -------------------------   -----------------------
            NAME               EXERCISE   REALIZED (1)   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
            ----               --------   ------------   -------------------------  -------------------------
Kim B. Edwards...............  949,000    $12,844,491          2,163,500/1,537,500   $26,518,100/$15,292,476
Laurie Bartlett Keating......        0        --                       0/  150,000        --    /$   609,375
Edward D. Briscoe............        0        --                 195,036/  534,964   $ 2,241,829/$ 5,391,528
Leonard C. Purkis............  258,000    $ 3,109,304             72,000/  490,000   $   855,540/$ 4,891,749
M. Wayne Stewart.............   14,000    $   144,078            136,036/  549,964   $ 1,123,657/$ 4,207,453

---------------

(1) Based on the fair market value of the Common Stock at the time of exercise, less the option exercise price.

(2) Based on the closing price of the Common Stock on December 31, 1997 ($12.44 per share), less the option exercise price.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     In January 1994, in connection with his employment as the Company's President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Edwards. The agreement provides for severance pay of up to 12 months of Mr. Edwards' base salary if he is discharged by the Company other than for cause.

--------------------------------------------------------------------------------
STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The Company's Common Stock has been listed for trading on the New York Stock Exchange under the symbol IOM since November 1996. Prior to that time, the Company's Common Stock was traded on the Nasdaq National Market under the symbol IOMG.

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative return of (i) the CRSP Total Returns Index for the New York Stock Exchange Stock Market (U.S. Companies) (the "CRSP NYSE Index"); and (ii) the CRSP Total Returns Index for New York Stock Exchange Computer and Office Equipment Stocks (U.S. and Foreign) (the "CRSP Computer Index").

     This graph assumes the investment of $100 on December 31, 1992 in the Company's Common Stock and each of the indices listed above, and assumes dividends are reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997.

        Measurement Period                                   CRSP NYSE         CRSP Computer
       (Fiscal Year Covered)         Iomega Corporation        Index               Index
               12/31/92                   100.00              100.00              100.00
               12/31/93                    34.70              110.50              120.20
               12/30/94                    55.10              110.40              139.10
               12/29/95                   824.20              149.70              181.90
               12/31/96                  1766.90              181.50              243.00
               12/31/97                 2,529.70              241.10              295.90

--------------------------------------------------------------------------------

                           MANAGEMENT DEVELOPMENT AND
                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program for 1997 was administered by the Management Development and Compensation Committee of the Board of Directors. None of the Committee's members are employees of the Company. Messrs. Sheehan, Andersen and Myers served on the Committee throughout 1997. Dr. Duke joined the Committee in September 1997, upon his election to the Board. In January 1998, Mr. Sierk joined the Committee and Mr. Sheehan ceased serving on the Management Development and Compensation Committee and joined the Audit and Ethics and Compliance Committees.

     During 1997, the Committee was responsible for approving the compensation package of each existing executive officer and recommending it to the Board of Directors, and for approving, in consultation with the Chairman of the Board, the compensation package of each newly recruited executive officer. In making decisions regarding executive compensation, the Committee considered the input of the Company's other directors, including the input of Mr. Dunn, Chairman of the Board of Directors, who is an ex-officio (non-voting) member of the Committee, and, with respect to the compensation of the Company's other executive officers, Mr. Edwards, the Company's Chief Executive Officer and President.

     The Company's executive compensation program consists of a mixture of base salary, cash bonuses and stock awards. In determining the total amount and mixture of the compensation package for each executive officer, the Committee and the Board subjectively consider the overall value to the Company of each executive in light of numerous factors such as:

     - competitive position;

     - individual performance, including the past and expected contribution by each executive officer to the Company's goals; and

     - the Company's long-term needs and goals, including attracting and retaining key management personnel.

BASE SALARY

     The Company has historically determined base salary for all of its employees by reference to grade level rankings based on job content. This system was begun in 1988 with the assistance of an outside consulting group and has been updated annually. Based on the consulting group's recommendation for 1997, the Board of Directors adopted a system of six salary "bands" for exempt employees other than the Chief Executive Officer, under which the Company may determine salaries, within the limits of an assigned salary band, in response to market pay practices and the employee's background and qualifications.

     In addition, in determining 1997 compensation, the Committee considered data from a benchmarking study prepared by a second consultant (the "Benchmarking Study"). The Benchmarking Study focused on a peer group of nine publicly traded companies in the high-tech industry with annual revenues of between $1.0 billion and $2.3 billion: Amdahl Corporation, AST Research, Inc., Cisco Systems, Inc., EMC Corporation, Lexmark International Group Inc., Silicon Graphics Inc., Storage Technology Corporation, Tandem Computers, Inc. and Western Digital Corporation. The Benchmarking Study evaluated the Company's executive compensation against information about compensation for the top five executive positions at the peer group companies, and indicated that base salaries of Iomega executives were generally below the 25th percentile of the peer group. The Company also considered information about the compensation of other executives from a number of broad based surveys of high technology companies. Based on the data reviewed by the Committee, and in its subjective judgment, the Committee approved increases in base salary for 1997 for executive officers ranging from approximately 5 to 30 percent.




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CASH BONUS PROGRAM

     For 1997, the Company adopted a cash bonus program tied to the achievement by the Company of specified levels of net after-tax income and consolidated worldwide revenue. Except with respect to the Chief Executive Officer, no bonuses were payable under the program unless minimum targets in both categories were achieved. The program was divided into four separate plans covering different groups of employees: (i) bonus for Chief Executive Officer; (ii) bonus for Executive Group; (iii) bonus for Key Contributors; and (iv) a Profit-Sharing program for other full-time regular employees who were not participants in other cash incentive plans.

     The target bonus for Executive Group, which included each of the Named Executive Officers other than Mr. Edwards, consisted of two components: (i) payment ranging from 0% to 40% of each executive's 1997 gross salary tied to the level of the Company's 1997 net after-tax income and (ii) a discretionary bonus pool, the size of which would be determined based in part on a formula tied to the Company's 1997 net after-tax income, and in part on the discretion of the Committee. Mr. Edwards allocated the discretionary bonus pool based upon his subjective assessment of the contributions by the members of the Executive Group.

     In January 1998, the Committee reviewed the Company's performance against the objective criteria of the program and approved the incentive payments to executives tied to financial targets. The Committee also approved the size of the discretionary pool to be allocated by Mr. Edwards. The amounts paid to the Named Executive Officers, which reflect Mr. Edwards' allocation of the discretionary bonus pool among the Executive Group, are included in the Summary Compensation Table included in this Proxy Statement.

STOCK OPTIONS

     Between 1992 and 1995, the Committee maintained a general policy of not granting stock options to employees, except for recruiting key personnel and in other special circumstances. In connection with setting 1996 compensation, the Committee determined that it would be appropriate to begin granting stock options to key employees on an annual basis as the long-term component of their compensation package. This determination was reached after considering, among other things, the results of a 1995 benchmarking study, which indicated that Iomega's long-term incentives, including equity-based incentives, were less competitive than those of the peer group companies included in the study.

     In September 1996, the Committee determined that it would have a positive impact on employee morale and achievement of the Company's objectives to advance the timing of the grants of options intended to constitute a portion of the Company's 1997 compensation program. Accordingly, in September 1996, options were granted to approximately 150 employees, including certain of the Named Executive Officers. These options were granted at an exercise price equal to fair market value of the Company's Common Stock on the date of grant and provided for vesting in four equal annual installments beginning on January 1, 1998. As a result of its decision to grant options in September 1996, the Company did not grant any stock options to the Named Executive Officers during 1997, other than to Ms. Keating, who joined the Company in January 1997.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In January 1997, the Committee increased Mr. Edwards' base salary for 1997 from $400,000 to $450,000. Mr. Edwards' base salary was subjectively determined after review of the results of the Benchmarking Study. This increase placed Mr. Edwards' base pay below the 25th percentile, and his total cash compensation between the 50th and 75th percentile, of the peer group included in the Benchmarking Study.

     Mr. Edwards' cash bonus plan for 1997 consisted of a formula-based payment tied to the Company's 1997 net after-tax income and an opportunity to receive a discretionary supplemental bonus based upon certain non-financial criteria. In January 1998, the Board approved a 1997 cash bonus for Mr. Edwards in the amount of $641,800, determined in accordance with the formula contained in the plan. No additional discretionary amounts were paid.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IMPACT OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Except as described below, the Company does not believe Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of one million dollars, will generally have an effect on the Company. In connection with his bonus arrangement for 1995, the Company awarded Mr. Edwards the right to buy 240,000 shares of Common Stock over a three-year period for nominal consideration. Although these shares were expressly awarded to Mr. Edwards based on the Committee's assessment of his outstanding performance in 1995 as Chief Executive Officer, the shares will not technically qualify as "performance-based compensation" within the meaning of
Section 162(m). Accordingly, the value of the shares is not expected to be deductible. In addition, because the Company's cash bonus programs for 1997 and 1998 are not operated in a manner designed to qualify as "performance-based compensation" as defined by Section 162(m), it is possible that a portion of any bonus payable to Mr. Edwards and certain other executives under these programs will not be deductible. The Committee reviews the potential effect of Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with
Section 162(m).

                                          Willem H. J. Andersen
                                          David A. Duke
                                          John E. Myers
                                          The Honorable John E. Sheehan





























--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            ITEM TWO -- AMENDMENT OF 1995 DIRECTOR STOCK OPTION PLAN
--------------------------------------------------------------------------------
THE SECOND AGENDA ITEM TO BE VOTED ON IS THE AMENDMENT OF THE
COMPANY'S 1995 DIRECTOR STOCK OPTION PLAN. THE BOARD
RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT.

     The purpose of the 1995 Director Stock Option Plan (the "Director Plan") is to encourage ownership of the Company's stock by outside directors whose continued services are considered essential to the Company's future progress, and to provide them with an incentive to continue as directors of the Company.

     In September 1997, the Board of Directors adopted, subject to stockholder approval, certain amendments to the Director Plan which are described below. The Board believes these amendments will help the Company to attract and retain qualified outside directors and provide further incentives to directors as a result of their equity interest in the Company.

SUMMARY OF PROPOSED CHANGES

     The amendments, if approved by the stockholders, will result in the following changes to the Director Plan:

     - INCREASED INITIAL OPTION GRANT. After the 1998 Annual Meeting, the option granted to each non-employee director at the time of his or her initial election to the Board will be increased from 40,000 shares to 50,000 shares (after giving effect to the two-for-one stock split effected in December 1997). In addition, the two directors initially elected after last year's Annual Meeting will receive, on the date of the 1998 Annual Meeting, an option for 10,000 shares (to supplement the option for 40,000 shares previously granted to them). The Director Plan is also being clarified to provide that, as is the case with the total number of shares issuable under the Director Plan, the numbers of shares included in each initial and annual option grant issuable under the terms of the Director Plan will automatically be adjusted to reflect any future stock splits, combinations and other similar changes in the Company's capital structure.

     - ADDITION OF MONTHLY OPTION ALTERNATIVE. In place of the grant of any initial or annual option under the Director Plan, a director entitled to an option grant can elect to receive his or her grant as a series of monthly options ("Monthly Options"), consisting of between 2 and 24 Monthly Options (as determined by the Management Development and Compensation Committee) and covering, in total, the same number of shares as the single option grant would have covered, on terms substantially identical to those of the single option grant. Each Monthly Option in a series will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant of such Monthly Option. A director must make the request to receive Monthly Options no later than the date the single option grant would otherwise be made.

SUMMARY OF THE DIRECTOR PLAN

     The principal provisions of the Director Plan, as proposed to be amended, are summarized below. This summary is qualified in its entirety by reference to the plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, copies of the Director Plan may be obtained from the Secretary of the Company.

     ELIGIBILITY. Only directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to receive options under the Director Plan.

     NUMBER OF SHARES. A total of up to 2,400,000 shares of Common Stock may be issued under the Director Plan (subject to adjustment upon the occurrence of certain events such as stock splits). Any shares subject to options which terminate or expire unexercised are available for future grants under the Director Plan.

     INITIAL AND ANNUAL OPTION GRANTS. The Director Plan provides for two types of option grants:

     - Initial Option -- a one-time option grant made in connection with the initial election of a new director; and

     - Annual Options -- after the initial option is fully vested, directors become eligible to receive an annual option grant each year. For directors elected prior to the adoption of the Director Plan, the right to receive annual options depends on whether the option they received from the Company under one of its previous director option plans is fully vested. See "Vesting" below.

     Each non-employee director who is first elected to the Board of Directors after the 1998 Annual Meeting will be granted (i) an initial option to purchase 50,000 shares of Common Stock on the date of such election and (ii) after such initial option is fully vested, an annual option to purchase 10,000 shares of Common Stock on each anniversary of his or her initial election. Dr. Duke and Mr. Sierk, the two non-employee directors who were first elected to the Board of Directors after April 22, 1997 but before the 1998 Annual Meeting, will each be granted (i) an option to purchase 10,000 shares of Common Stock on the date of the 1998 Annual Meeting (to supplement the option for 40,000 shares previously granted under the Director Plan) and (ii) after such options are fully vested, an annual option to purchase 10,000 shares of Common Stock on each subsequent anniversary of his initial election. Each director who was serving as a non-employee director on April 22, 1997 and whose option granted under one of the Company's previous director option plans is then fully vested will be granted an option to purchase 10,000 shares of Common Stock on each anniversary of April 22 for so long as he continues to be a director. A director may, as described above, substitute a series of Monthly Options for any initial or annual option.

     OPTIONS TO BE GRANTED AT THE 1998 ANNUAL MEETING. Under the terms of the Director Plan as it currently exists, and regardless of whether the proposed amendments are adopted, on April 22, 1998, Messrs. Berkowitz, Dunn, Nolan and Sheehan will each be granted an annual option to purchase 10,000 shares. As discussed above, if the proposed amendments are adopted, on the date of the Annual Meeting, Dr. Duke and Mr. Sierk will each be granted a supplemental option to purchase 10,000 shares.

     EXERCISE PRICE. The exercise price for all options granted under the Director Plan is the closing price of the Common Stock on the date of grant. On February 27, 1998, the closing price of the Common Stock on the New York Stock Exchange was $9.13.

     VESTING. Each option becomes exercisable (or "vests") on a cumulative basis in five equal annual installments beginning on the first anniversary of the date of grant, provided the optionee continues to serve as a director on such dates, except as otherwise provided in the case of death or disability or a Change of Control of the Company. The supplemental options to be granted to Dr. Duke and Mr. Sierk will vest based on the date of grant of each of the 40,000-share options which they supplement. Each Monthly Option in a series will vest such that the total number of shares vested at any time is equal to the number that would have been vested if a single option had been granted.

     EFFECT OF TERMINATION OF SERVICE AS A DIRECTOR. In general, after termination of his or her service as a director, each optionee is entitled, for a period of 90 days, to exercise his or her options to purchase the number of shares of Common Stock which were vested at the time of termination. This exercise period is extended from 90 days to two years if termination is by reason of death, disability or the optionee's resignation or decision not to stand for re-election at age 55 or older following five years of service as a director. In addition, if a director's service is terminated by reason of death or disability, all unvested options will immediately become exercisable in full. All options expire 10 years after the date of grant. The termination provisions of each Monthly Option in a series are designed to provide for substantially the same rights upon termination as would have resulted if a single option had been granted.

     TRANSFERABILITY. Options may be transferred by the directors to family members or as charitable gifts, but any transferee will hold such options subject to the terms and conditions of the option.

     EFFECT OF A CHANGE OF CONTROL OF THE COMPANY.In the event of a Change of Control of the Company, one-half of the outstanding options granted under the Director Plan which are not, by their terms, then exercisable, will become immediately exercisable. A Change of Control will occur if and when any of the following events occurs or the Company enters into an agreement with respect to any of such events: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company. The Change of Control provisions of each Monthly Option in a series are designed to provide for substantially the same rights upon a Change of Control as would have resulted if a single option had been granted.

     BOARD AUTHORITY TO CHANGE DIRECTOR PLAN. The Board of Directors may suspend or discontinue the Director Plan or amend it in any respect whatsoever, except that stockholder approval is required for any amendment that (i) changes the number of shares subject to the Director Plan, (ii) changes the designation of directors eligible to receive options under the Director Plan, or (iii) materially increases the benefits accruing to participants in the Director Plan. In addition, in the case of any Monthly Options, without the consent of the affected director, the Board may not suspend, discontinue, revise or amend the Director Plan or any outstanding option if it would materially and adversely affect his or her rights to receive Monthly Options under the Director Plan.

     FEDERAL INCOME TAX CONSEQUENCES. All options granted under the Director Plan will be nonstatutory stock options. See Appendix A for a discussion of the tax treatment of nonstatutory stock options.

--------------------------------------------------------------------------------
            ITEM THREE -- APPROVAL OF EMPLOYEE STOCK PURCHASE PLANS
--------------------------------------------------------------------------------
THE THIRD AGENDA ITEM TO BE VOTED ON IS THE APPROVAL OF THE
COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN AND 1998
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN. THE BOARD
RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PURCHASE PLANS.

     In order to encourage stock ownership by employees of the Company and its subsidiaries, in November 1997, the Board of Directors adopted, subject to stockholder approval, the 1998 Employee Stock Purchase Plan (the "1998 Plan") covering 1,500,000 shares of Common Stock and the 1998 International Employee Stock Purchase Plan (the "1998 International Plan" and, together with the "1998 Plan", the "Purchase Plans") covering 1,500,000 shares of Common Stock.

     Except for provisions regarding the manner in which employees pay the purchase price for stock to be acquired and certain provisions relating to U.S. tax law included in the 1998 Plan, the two Purchase Plans are substantially identical. The 1998 Plan is intended for employees of the Company, its domestic subsidiaries and certain international subsidiaries located in countries in which participation by payroll withholding is permitted. The 1998 International Plan is intended for employees of international subsidiaries of the Company located in countries where applicable laws or regulations prohibit participation by payroll withholding.

SUMMARY OF THE PURCHASE PLANS

     The principal provisions of the Purchase Plans are summarized below. This summary is qualified in its entirety by reference to the plans, copies of which are attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, copies of the plans may be obtained from the Secretary of the Company.

     ELIGIBILITY. Subject to certain restrictions described below, all employees (i) who are employed on the date that an offering commences or who become employed during an offering and (ii) who are customarily employed for more than 20 hours a week are eligible to participate in one of the Purchase

Plans. Anyone who is both a "highly compensated employee" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and who is designated by the Board of Directors or the Management Development and Compensation Committee as ineligible to participate may not participate in either of the Purchase Plans. None of the Named Executive Officers are currently eligible to participate in the Purchase Plans.

     In addition, no person will be eligible to participate in the Purchase Plans if he or she would be treated for tax purposes as possessing five percent or more of the voting power or value of the Company's or any subsidiary's Common Stock immediately after the grant of an option under the Purchase Plans.

     As of February 23, 1998, approximately 4,800 persons were eligible to participate in the Purchase Plans.

     OFFERINGS. The Purchase Plans each consist of consecutive, semiannual offerings, the first of which commenced on January 1, 1998 and expires on June 30, 1998. If the Purchase Plans are not approved at the meeting, the current offering will be terminated, and all funds returned to employees. Future offerings will generally start on each subsequent July 1 and January 1.

     NUMBER OF SHARES. A total of up to 1,500,000 shares may be purchased in all offerings under the 1998 Plan, and a total of up to 1,500,000 shares may be purchased in all offerings under the 1998 International Plan. If the Company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.

     PURCHASE LIMITATIONS. An employee may elect to have up to 10% of his or her salary deducted for the purpose of purchasing stock under the 1998 Plan, or may pay up to 10% of his or her salary to purchase stock under the 1998 International Plan. In no event may an employee's total deduction or payment during a calendar year exceed $5,000.

     PURCHASE PRICE. The price at which the employee may purchase the stock is 85% of the last reported sale price of the Common Stock on the day the offering period ends.

     NEW PLAN BENEFITS. Because participation in the Purchase Plans is voluntary and participants may withdraw from the Purchase Plans at any time during an offering period without penalty, the benefits to be received by any particular person or group are not determinable by the Company at this time.

     AMENDMENTS AND ADMINISTRATION. The Board of Directors of the Company may at any time terminate or amend the Purchase Plans. However, the Board of Directors may not amend the 1998 Plan without approval of the stockholders of the Company if (a) approval of such amendment is required by Section 423 of the Code, or (b) the amendment would cause the plan to fail to comply with Section 423 of the Code.

     The Purchase Plans will be administered by the Management Development and Compensation Committee, which is authorized to make rules and regulations for the administration and interpretation of the plans.

     FEDERAL INCOME TAX CONSEQUENCES. See Appendix A for a discussion of the U.S. federal income tax consequences of the 1998 Plan.

--------------------------------------------------------------------------------
                     ITEM FOUR -- RATIFICATION OF AUDITORS
--------------------------------------------------------------------------------
THE FOURTH AND FINAL AGENDA ITEM TO BE VOTED ON IS
RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE
COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT YEAR. THE BOARD
RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION.

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

     Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

SOLICITATION EXPENSES

     All costs of solicitation of proxies will be paid by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional pay, may solicit proxies by telephone, or personal meetings. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies, at a cost to the Company of approximately $5,000 plus reimbursement of reasonable expenses. The Company reserves the right to retain other outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

DIRECTOR NOMINATIONS

     The Nominating and Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to the Secretary of the Company, at the principal offices of the Company.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal offices of the Company not later than November 11, 1998 for inclusion in the proxy statement for the 1999 Annual Meeting.

      By Order of the Board of Directors,

      LAURIE BARTLETT KEATING
      Secretary

                                  APPENDIX A:

                       FEDERAL INCOME TAX CONSEQUENCES OF
     1995 DIRECTOR STOCK OPTION PLAN AND 1998 EMPLOYEE STOCK PURCHASE PLAN

1995 DIRECTOR STOCK OPTION PLAN

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to the grant and exercise of stock options under the Director Plan and with respect to the sale of Common Stock acquired under the Director Plan. The Director Plan is not a qualified plan under Section 401(a) of the Code.

     TAX CONSEQUENCES TO PARTICIPANTS. A participant will not recognize taxable income upon the grant of an option under the Director Plan. However, a participant will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

     A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

     TAX CONSEQUENCES TO THE COMPANY. The grant of a stock option under the Director Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Director Plan.

1998 EMPLOYEE STOCK PURCHASE PLAN

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan. The 1998 Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. The 1998 Plan is not a qualified plan under Section 401(a) of the Code.

     TAX CONSEQUENCES TO PARTICIPANTS. In general, a participant will not recognize taxable income upon enrolling in the 1998 Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the 1998 Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than two years after the date on which the Offering terminated (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

     (i) the excess of the fair market value of the Common Stock on the Grant Date over the price at which the participant purchased the Common Stock; and

     (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common

Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

     TAX CONSEQUENCES TO THE COMPANY. The offering of Common Stock under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1998 Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROXY                                                                      PROXY

                               IOMEGA CORPORATION

    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, revoking all prior proxies, hereby appoint(s) Kim B. Edwards and Laurie Bartlett Keating, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Iomega Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah 84101 on Tuesday, April 21, 1998 at 11:00 a.m., local time, and at any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------


[x] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.


                                           WITHHOLD
                               FOR all    AUTHORITY
1.       To elect the          nominees   to vote for        Nominees:
         three Class I                    all nominees          David A. Duke
         Directors listed        [ ]        [ ]                 David J. Dunn
         at right (except as marked below):                     James A. Sierk

         [ ] FOR all nominees except the following (to withhold authority to vote for any individual nominee, write that nominee's name below):

         ---------------------------------------------------

         ---------------------------------------------------

                                                                                FOR    AGAINST  ABSTAIN
2.       To approve amendments to the Company's 1995                            [ ]      [ ]      [ ]
         Director Stock Option Plan.

3.       To approve the Company's 1998 Employee Stock                           [ ]      [ ]      [ ]
         Purchase Plan and 1998 International Employee
         Stock Purchase Plan.


                                                                                FOR    AGAINST  ABSTAIN
4.       To ratify the selection of Arthur Andersen LLP                         [ ]      [ ]      [ ]
         as the Company's independent
         auditors for the current year.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.

SIGNATURE ____________________________ DATE __________ SIGNATURE ____________________________ DATE __________
                                                                       if held jointly

NOTE:  Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.


                                                                APPENDIX 1


                               IOMEGA CORPORATION


                           SECOND AMENDED AND RESTATED
                         1995 DIRECTOR STOCK OPTION PLAN(*)
                         -------------------------------


1.  PURPOSE

    The purpose of this 1995 Director Stock Option Plan (the "Plan") of Iomega Corporation (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue as directors of the Company.

2.  ADMINISTRATION

    (a) The Board of Directors, or a Committee (the "Committee") consisting of two or more directors of the Company, shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

    (b) The Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

3.  PARTICIPATION IN THE PLAN

    Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.  STOCK SUBJECT TO THE PLAN

    (a) The maximum number of shares which may be issued under the Plan shall be 2,400,000 shares of the Company's Common Stock, subject to adjustment as provided in Section 9 of the Plan.


* All numbers of shares set forth herein give effect to the two-for-one split of the Common Stock effected December 22, 1997 in the form of a 100% stock dividend issued to stockholders of record as of December 1, 1997.

    (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

    (c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

    (d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.  TERMS, CONDITIONS AND FORM OF OPTIONS

    Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors or Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

    (a) OPTION GRANTS. Each person who first becomes a non-employee director from and after April 22, 1997 shall be granted:


         (x) an option to purchase (i) if such person first becomes a non-employee director prior to the Company's 1998 Annual Meeting of Stockholders, 40,000 shares of Common Stock on the date that he/she is first elected to serve as such a director ("Initial Option Date") and 10,000 shares of Common Stock on the date of the Company's 1998 Annual Meeting of Stockholders (with such 10,000-share grant to vest in accordance with the vesting schedule contained in, and to have the same term as, the 40,000-share grant) or (ii) if such person first becomes a non-employee director at or after the Company's 1998 Annual Meeting of Stockholders, 50,000 shares of Common Stock on the Initial Option Date; and


         (y) an annual option to purchase 10,000 shares of Common Stock on each anniversary of the Initial Option Date after the full vesting of such director's initial option grant has occurred, provided that he/she is then continuing to serve as a director. Each person who was serving as a non-employee director on April 21, 1997 shall be granted an annual option to purchase 10,000 shares of Common Stock on April 22, 1997 and on each April 22 thereafter that such person continues to serve as a director; provided that no such option will be granted to a non-employee director on a scheduled date of grant if on such scheduled date of grant the option granted to such non-employee director prior to April 22, 1997 is not fully vested.

    (b) OPTION EXERCISE PRICE. The option exercise price for each option granted under the Plan shall equal the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant of such option.

    (c) TRANSFERABILITY OF OPTIONS. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee; provided, however, that any option may be transferred by a director to any member of his/her immediate family (spouse, children, parents, grandchildren, grandparents and siblings), to a trust for any such family member or as a charitable gift to any charitable organization, person or entity. Subject to the foregoing proviso, no option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during the optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

    (d) TERM OF OPTIONS. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided.

    (e) EXERCISE OF OPTIONS. Options shall be exercisable, on a cumulative basis, in five equal annual installments, commencing as to one-fifth of the shares on the first anniversary of the grant date and the remaining four annual installments on each of the four succeeding anniversaries of the grant date. If the optionee ceases to be a director, his/her options or any unexercised portion thereof which was vested and exercisable on the date of termination of the director's service shall terminate unless exercised within a period of 90 days after the date on which the director ceased to be a director, but in no event after the expiration of ten years from the grant date. Any such exercise may be made only to the extent of the number of shares subject to the option which are exercisable on the date of such termination except as otherwise provided in the case of death of disability. Notwithstanding the foregoing, if the director ceases to be a director by reason of (i) death, (ii) disability or (iii) the director's resignation or decision not to stand for re-election at 55 or older following five years of service as a director, the period during which then vested, exercisable options may be exercised shall be two years rather than 90 days (but not after the tenth anniversary of the grant date). In addition, if a director's service is terminated by reason of death or disability, all then unvested options shall automatically vest and become immediately exercisable in full.

    (f) PAYMENT OF EXERCISE PRICE. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of the Company's Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, (iii) any combination of (i) and (ii), or (iv) an irrevocable undertaking, in a form satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions, in a form satisfactory to the Company, by the option holder to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

    (g) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his/her legal representative, who, by reason of his/her death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

    (h) MONTHLY OPTION GRANTS. At the discretion of the Board of Directors or the Committee, in lieu of any option to be granted pursuant to section 5(a) (the "Replaced Option"), the Board of Directors or the Committee may, upon request of the optionee made no later than the time of grant, provide for the granting of a series of monthly option grants over a number of months (which may range from 2 to 24) determined by the Board of Directors or the Committee. The first such monthly options shall be granted on the date on which the Replaced Option would have been granted and the subsequent monthly options will be granted on the comparable day in each successive month during the period of months over which such series shall be granted. The terms of such monthly options shall be the same as those of the options granted under Section 5(a), with the following exceptions:

      (i) the number of shares subject to each monthly option in the series shall equal the number of shares which would have been covered by the Replaced Option divided by the number of monthly periods (which may range from 2 to 24) determined by the Board of Directors or the Committee (subject to adjustment to eliminate fractional shares);

      (ii) the option exercise price for each such monthly option shall equal the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant of such monthly option;

      (iii) all monthly options shall terminate ten years after the date of grant of the first monthly option in the applicable series (the "Initial Monthly Option");

      (iv) the vesting of each such monthly option shall be determined with reference to the date of grant of the Initial Monthly Option (and if the date of grant of a monthly option is on or after the first anniversary of the date of grant of the

Initial Monthly Option, such monthly option shall be exercisable upon grant to the same extent as the Initial Monthly Option is then exercisable);

      (v) if the optionee ceases to serve as a Director prior to the date of grant of any monthly option in the applicable series:

          (x) if the Director's service is terminated by reason of death or disability, then (1) on the next scheduled monthly grant date, the Company shall grant to the Director one fully vested option for all the shares that would have been covered by the options that remained issuable under the applicable series of grants and (2) all prior monthly options shall automatically become exercisable in full; or

         (y) if the Director's service is terminated other than by reason of death or disability, then (1) no further monthly grants shall be made and (2) the vesting of all previously granted monthly options shall be accelerated (on a pro rata basis) such that the number of shares for which such monthly options are exercisable as of such termination of service is equal to the number of shares for which the Replaced Option would have been exercisable as of such termination of service; and


      (vi) in the event of a Change of Control, (x) the Company shall, immediately prior to such Change of Control, grant to the Director an option for all the shares that would have been covered by the Monthly Options that remained issuable under the applicable series of grants and (y) the vesting of all Monthly Options shall be accelerated to the extent required so that the Director is entitled to purchase, in total, the number of shares he or she would have been vested in, pursuant to Section 10 ("Change of Control"), had the Replaced Option been granted in accordance with Section 5(a).


6.  ASSIGNMENTS

    The rights and benefits under the Plan may not be assigned except as provided in subsections (c) and (g) of Section 5.

7.  TIME FOR GRANTING OPTIONS

    All options for shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the approval of the Plan by the Company's stockholders.

8.  LIMITATION OF RIGHTS

    (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the

Company will retain a director for any period of time, or at any particular rate of compensation.

    (b) NO STOCKHOLDER'S RIGHTS AS OPTION HOLDERS. An optionee shall have no rights as a stockholder with respect to the shares covered by such person's options until the date of the issuance to such person of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

    (c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition to, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction or such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.

9.  CHANGES IN COMMON STOCK

    If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or if additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution or transaction with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall automatically be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan, (iii) the number and kind of shares or other securities subject to options to be granted under Section 5 of the Plan, and (iv) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

10. CHANGE OF CONTROL

    In the event of a Change of Control, one-half of the outstanding options granted under the Plan which are not, by their terms, then exercisable, shall become immediately exercisable. All options which are not exercised at or prior to the occurrence of the Change of Control shall terminate immediately upon consummation of the Change of Control. A Change of Control will occur if and when any of the following events occurs or the Company enters into an agreement with respect to any of such events: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the acquisition of "beneficial ownership" (as defined in rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

11. AMENDMENT OF THE PLAN

    The Board of Directors or Committee may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section
9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, with respect to any option issued or issuable in accordance with Section 5(h), the Board shall not suspend, discontinue, revise or amend the Plan or any outstanding option in a manner which materially and adversely affects the rights of a director under Section 5(h) without the consent of the affected director.

12. NOTICE

    Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

13. GOVERNING LAW

    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                                             APPENDIX II


                              IOMEGA CORPORATION

                      1998 EMPLOYEE STOCK PURCHASE PLAN

                              November 10, 1997

    The purpose of this Plan is to provide eligible employees of Iomega Corporation (the "Company") and certain of its U.S. subsidiaries with opportunities to purchase shares of the Company's common stock, $0.03 1/3 par value per share (the "Common Stock"), commencing on January 1, 1998. One million five hundred thousand (1,500,000) shares of Common Stock in the aggregate have been reserved for this purpose.

    1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, to determine any brokerage and other fees to be paid or subsidized by the Company, and to determine the number of shares in each Offering; its interpretation and decisions with regard thereto shall be final and conclusive.

    2. ELIGIBILITY. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

            (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week; and

            (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below) or become employees of the Company or a Designated Subsidiary during the applicable Plan Period.

    Notwithstanding the foregoing, anyone who is both a "highly compensated employee" within the meaning of Section 414(q) of the Code and is designated by the Board or the Committee from time to time as ineligible to participate in the Plan, shall not be entitled to participate in the Plan.

    No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

    3. OFFERINGS. The Company will make offerings (each, an "Offering") to employees to purchase shares of Common Stock under this Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period.

    4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office, or in any other manner determined to be appropriate by the Board or the Committee ("Appropriate Authorization"), at least 15 days prior to the applicable Offering Commencement Date. An employee who becomes an eligible employee during a Plan Period, or not more than 15 days prior to an Offering Commencement Date for such Plan Period, may participate in such Offering by effecting an Appropriate Authorization to the employee's appropriate payroll office within 15 days of his employment commencement date. Such an employee shall be deemed enrolled in the Offering for such Plan Period as of his first payroll deduction beginning more than 15 days after the Appropriate Authorization has been effected. The Appropriate Authorization will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee notifies the Company of a new Appropriate Authorization or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances, travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions.

    5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he receives during the Plan Period or such shorter period during which deductions from payroll are made. In no event may an employee's total payroll deductions during a calendar year exceed $5,000. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

    No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined as of the last business day of the Plan Period) for each calendar year in which the Option is outstanding at any time.

    6. DEDUCTION CHANGES. An employee may increase, decrease or discontinue his payroll deduction once during any Plan Period, by effecting a new Appropriate Authorization. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to
Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

    7.  INTEREST. Interest will not be paid on any employee accounts.

    8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. Any employee who withdraws from participation in an Offering shall not be permitted to participate in the Plan again until the start of the next Plan Period.

    9. PURCHASE OF SHARES. Each eligible employee who is a participant in the Plan on the last day of a Plan Period shall have the right and option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 by the closing price (as defined below) on the last business day of such Plan Period. Unless the participating employee elects otherwise, by written notice to the Company, he shall be deemed to have exercised his Option at the Option Price on the Exercise Date and shall be deemed to have purchased from the Company the number of full shares of Common Stock that his accumulated payroll deductions will pay for on the Exercise Date, but not in excess of the maximum number determined in the manner set forth above.

    The purchase price for each share purchased will be 85% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

    Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

    10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

    11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, and such employee is not transferred to the Company or another Designated Subsidiary, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan. If, prior to the last business day of the Plan Period, an employee is transferred from the Company to a Designated Subsidiary or from a Designated Subsidiary to the Company or to another Designated Subsidiary, the employee shall not be deemed to have terminated employment for the purposes of this Plan.

    12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

    13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

    14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

    15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares reserved for issuance under this Plan, the number of shares issuable in any Offering, and the share limitation set forth in
Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

    16. MERGER. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger or consolidation of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation and the holders of the capital stock of the Company immediately prior to such merger continue to hold at least 80% by voting power of the capital stock of the Company) or the proposed dissolution or liquidation of the Company during a Plan Period, the Board or the Committee shall set a new Exercise Date (the "New Exercise Date") for such Plan Period, and such Plan Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of such asset sale, merger, consolidation, dissolution or liquidation. The Board or the Committee shall send written notice to each employee participating in the Offering for such Plan Period, at least ten business days prior to the New Exercise Date, that the Exercise Date for such Offering has been changed to the New Exercise Date and that the employee's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the employee has withdrawn from such Offering as provided in Section 8 hereof.

    17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

    18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis based on the number of shares of Common Stock subject to Options granted on the Exercise Date. Any balance remaining in an employee's payroll deduction account at the end of a Plan Period due to an insufficiency of shares will be refunded to the employee without interest.

    19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

    20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

    21. GOVERNING LAW. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

    22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

    23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

    24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on January 1, 1998, but is subject to approval by the stockholders of the Company at the 1998 Annual Meeting of Stockholders of the Company. If the Plan is not approved by the stockholders of the Company at the 1998 Annual Meeting, the Plan shall automatically terminate and all funds held in an employee's payroll deduction account will be refunded to the employee, without interest.

                                       Adopted by the Board of Directors
                                       on November 10, 1997

                                       Approved by the stockholders on

                                       _______________, 1998

                                                                APPENDIX III


                              IOMEGA CORPORATION

               1998 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                              November 10, 1997

    The purpose of this Plan is to provide eligible employees of certain non-U.S. subsidiaries of Iomega Corporation (the "Company") with opportunities to purchase shares of the Company's common stock, $ 0.03 1/3 par value per share (the "Common Stock"), commencing on January 1, 1998. One million five hundred thousand (1,500,000) shares of Common Stock (giving prospective effect to the 2-for-1 stock split to be effected as of December 22, 1997 by means of a stock dividend) in the aggregate have been reserved for this purpose.

    1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, to determine any brokerage and other fees to be paid or subsidized by the Company, and to determine the number of shares in each Offering; its interpretation and decisions with regard thereto shall be final and conclusive.

    2. ELIGIBILITY. All employees of any subsidiary of the Company designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

            (a) they are customarily employed by a Designated Subsidiary for more than 20 hours a week; and

            (b) they are employees of a Designated Subsidiary on the first day of the applicable Plan Period (as defined below) or become employees of a Designated Subsidiary during the applicable Plan Period.

    Notwithstanding the foregoing, anyone who is both a "highly compensated employee" within the meaning of Section 414(q) of the Code and is designated by the Board or the Committee from time to time as ineligible to participate in the Plan, shall not be entitled to participate in the Plan.

    No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the U.S. Internal

Revenue Code of 1986, as amended (the "Code"), shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

    3. OFFERINGS. The Company will make offerings (each, an "Offering") to employees to purchase shares of Common Stock under this Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period.

    4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding an authorization form to the employee's appropriate payroll office, or in any other manner determined to be appropriate by the Board or the Committee ("Appropriate Authorization") at least 15 days prior to the applicable Offering Commencement Date. An employee who becomes an eligible employee during a Plan Period, or not more than 15 days prior to the Offering Commencement Date for such Plan Period, may participate in such Offering by effecting an Appropriate Authorization to the employee's appropriate payroll office within 15 days of his employment commencement date. Such an employee shall be deemed enrolled in the Offering for such Plan Period as of his first participation payment beginning more than 15 days after the Appropriate Authorization has been effected. Unless an employee files a new Appropriate Authorization or withdraws from the Plan, his participation and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's U.S. Federal Income Tax Withholding Statement (or other comparable statement which may be provided pursuant to applicable laws and regulations), excluding allowances and reimbursements for expenses such as relocation allowances, travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, whether or not shown on the employee's U.S. Federal Income Tax Withholding Statement (or other comparable statement), but including, in the case of salespersons, sales commissions.

    5. PARTICIPATION ACCOUNTS. The Company or its Designated Subsidiaries will maintain participation accounts for all participating employees. With respect to any Offering made under this Plan, an employee may participate at the rate of 10% of Compensation with any change in Compensation during the Plan Period to result in an automatic corresponding change in the amount to be paid. In no event may the employee's total participation account during a calendar year exceed $5,000.

    No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the

Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the last business day of the Plan Period) for each calendar year in which the Option is outstanding at any time.

    6. PARTICIPATION RATE CHANGES. An employee may increase, decrease or discontinue his participation once during any Plan Period, by effecting a new Appropriate Authorization. If an employee elects to discontinue his participation during a Plan Period, but does not elect to withdraw his funds, if any, pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

    7. INTEREST. Interest will not be paid on any employee accounts.

    8. WITHDRAWAL. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance, if any, accumulated in the employee's participation account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. Any employee who withdraws from participation in an Offering shall not be permitted to participate in the Plan again until the start of the next Plan Period.

    9. PURCHASE OF SHARES. Each eligible employee who is a participant in the Plan on the last day of a Plan Period shall have the right and option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 by the closing price (as defined below) on the last business day of such Plan Period. Unless the participating employee elects otherwise, by written notice to the Company, he shall be deemed to have exercised his Option on the Exercise Date at the Option Price upon payment to the Company or a Designated Subsidiary of the Option Price for the number of full shares of Common Stock that his accumulated participation account will pay on the Exercise Date, but not in excess of the maximum number determined in the manner set forth above.

    The purchase price for each share purchased will be 85% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

    Any balance remaining in an employee's participation account at the end of a Plan Period will be automatically refunded to the employee except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's participation account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's participation account shall be refunded.

    10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

    11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, the balance, if any, in the employee's participation account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under applicable law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, and such employee is not transferred to another Designated Subsidiary, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan. If, prior to the last business day of the Plan Period, an employee transfers from a Designated Subsidiary to another Designated Subsidiary, the employee shall not be deemed to have terminated employment for the purposes of this Plan.

    12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor any contributions the employee may make shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

    13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

    14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

    15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares reserved for issuance under this Plan, the number of shares issuable in any Offering, and the share limitation set forth in
Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

    16. MERGER. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger or consolidation of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation and the holders of the capital stock of the Company immediately prior to such merger continue to hold at least 80% by voting power of the capital stock of the Company) or the proposed dissolution or liquidation of the Company during a Plan Period, the Board or the Committee shall set a new Exercise Date (the "New Exercise Date") for such Plan Period, and such Plan Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of such asset sale, merger, consolidation, dissolution or liquidation. The Board or the Committee shall send written notice to each employee participating in the Offering for such Plan Period, at least ten business days prior to the New Exercise Date, that the Exercise Date for such Offering has been changed to the New Exercise Date and that the employee's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the employee has withdrawn from such Offering as provided in Section 8 hereof.

    17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

    18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis based on the number of shares of Common Stock subject to Options granted on the Exercise Date. Any balance remaining in an employee's participation account at the end of a Plan Period due to an insufficiency of shares will be refunded to the employee without interest.

    19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

    20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

    21. GOVERNING LAW. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

    22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

    23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

    24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on January 1, 1998, but is subject to approval by the stockholders of the Company at the 1998 Annual Meeting of Stockholders of the Company. If the Plan is not approved by the stockholders of the Company at the 1998 Annual Meeting, the Plan shall automatically terminate and all funds held in an employee's participation account shall be refunded to the employee, without interest.

                                       Adopted by the Board of Directors
                                       on November 10, 1997

                                       Approved by the stockholders on

                                       _______________, 1998